As filed with the Securities and Exchange Commission on September 27, 2007

Registration No. ________

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DIGITAL YEARBOOK, INC.

(Exact name of Registrant as specified in its charter)

Nevada	7372	98-0546715
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code)	Identification No.)

2300 W. Sahara Ave. Suite 800
Las Vegas, NV 89102

Tel: 1-888-485-8882

(Address and telephone number of Registrant's principal executive offices)

EastBiz.com, Inc.

5348 Vegas Dr.

Las Vegas, NV 89108

Phone: (702) 871-8678

 (Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies of all Correspondence to:

Law Offices of Joseph L. Pittera

2214 Torrance Blvd., Suite 101

Torrance, CA., 90501

Telephone No.: (310) 328-3588

Facsimile No.: (310) 328-3063

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [   ]

Calculation of Registration Fee

Title of Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Price Per Share(¹)	Proposed Maximum Aggregate Offering Price(²)	Amount of Registration Fee
Common Stock, $0.0001 per share	801,000	$0.05	$40,050	$1.23

(¹)The price of $0.05 is a fixed price at which the selling stockholders may sell their shares until our common stock is quoted on the OTC Bulletin Board at which time the shares may be sold at prevailing market prices or privately negotiated prices.

(²) Estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(a) under the Securities Act of 1933, as amended (the "Securities Act").

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

Subject to Completion

(Date sending to SEC)

Digital Yearbook, Inc.

A MAXIMUM OF 801,000 SHARES OF COMMON STOCK

OFFERING PRICE $0.05 PER SHARE

The selling stockholders named in this prospectus are offering for resale 801,000 shares of our common stock.  The selling stockholders have advised us that they may sell the shares of common stock from time to time after this prospectus is declared effective and they have set an offering price for these securities of $0.05 per share of common stock offered through this prospectus until our shares are quoted on the OTC Bulletin Board, or listed for trading or quoted on any other public market, and thereafter at prevailing market prices or privately negotiated prices. Our common stock is presently not traded on any market or securities exchange, and we have not applied for listing or quotation on any public market. Further, there is no assurance that our common stock will ever trade on any market or securities exchange. We will pay all expenses incurred in this offering.  There is no assurance that an active trading market for our shares will develop, or, if developed, that it will be sustained.

OUR BUSINESS IS SUBJECT TO MANY RISKS AND AN INVESTMENT IN OUR COMMON STOCK WILL ALSO INVOLVE A HIGH DEGREE OF RISK.  YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING "RISK FACTORS" BEGINNING ON PAGE 8 BEFORE INVESTING IN OUR COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS REGISTRATION STATEMENT IS NOT COMPLETE AND MAY BE AMENDED.  WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE.  THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

The date of this Prospectus is _____, 2007.

The following table of contents has been designed to help you find information contained in this prospectus. We encourage you to read the entire prospectus.

PROSPECTUS SUMMARY

This summary highlights certain information contained elsewhere in this prospectus. You should read the entire prospectus carefully, including our financial statements and related notes, and especially the risks described under "Risk Factors" beginning on page 8.  All references to "we," "us," "our," or similar terms used in this prospectus refer to Digital Yearbook, Inc.

Corporate Background

We were incorporated on June 05, 2007. We are a development stage company that has not generated any revenue to date. We are focused on developing and offering software products for the creation of interactive digital yearbook software for high schools.

Our offices are currently located at 2300 W. Sahara Ave. Suite 800 Las Vegas, NV 89102.  Our telephone number is 1-888-345-8918. We have secured a domain name - www.digitalyearbookinc.com and the directors themselves have started the development a website.  The website is only for information purposes at this point and the company will be engaging a web development firm to complete this website.

Our auditors have issued an audit opinion which includes a statement describing their doubts about whether we will continue as a going concern.  In addition, our financial status creates substantial doubt whether we will continue as a going concern.

Summary of the Offering

The Issuer:	Digital Yearbook , Inc.
Total Shares of Common Stock Outstanding Prior to the Offering:	4,801,000 Shares
Shares of Common Stock being Offered by the Selling Stockholders:	801,000 Shares
Total Shares of Common Stock Outstanding After the Offering:	4,801,000 Shares
Offering Price:	$0.05 per share
Use of Proceeds:	We will not receive any proceeds from the sale of shares by the selling stockholders.
Market for the Shares:

There is no public market for our shares of common stock. We intend to have a market maker file an application on our behalf with the NASD to have our common stock quoted on the OTC Bulletin Board.  There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

Risk Factors:	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

Summary Financial Data

The following summary financial information for the period from June 05, 2007 (inception) to August 31, 2007 includes balance sheet and statement of operations data from our audited financial statements. The information contained in this table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition or Plan of Operation" and the financial statements and accompanying notes included in this prospectus.

Statement of Operations
For the period June 5, 2007 (inception) through August 31, 2007

Total Expenses	$(0)
Net loss	$(22)

Net loss per common share: Basic and diluted (less than ($0.01) per share	$(0)

Balance Sheet Data August 31, 2007

Working capital	$40,428
Total assets	$40,428
Total liabilities	-
Total Liabilities and Stockholders’ Equity	$40,428

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following factors and other information in this prospectus before deciding to invest in our company. If any of the following risks actually occur, our business, financial condition, results of operations and prospects for growth would likely suffer. As a result, you could lose all or part of your investment.

Risks Relating to Our Business

1. We have a going concern opinion from our auditors, indicating the possibility that we may not be able to continue to operate.

The Company has incurred no losses for the period from June 05, 2007 (inception) to August, 2007. At August, 2007 we had working capital and stockholders’ equity of approximately $40,428.

We anticipate generating losses for at least the next 12 months. Therefore, we may be unable to continue operations in the future as a going concern. No adjustment has been made in the accompanying financial statements to the amounts and classification of assets and liabilities which adjustment may have to be made should we be unable to continue as a going concern. If we cannot continue as a viable entity, our shareholders may lose some or all of their investment in the Company.

2. We are a development stage company and may never be able to execute our business plan.

We were incorporated on June 5, 2007. We have never had any products, customers or revenues. Although we have begun initial planning for the development of our interactive digital yearbook software for high schools and have retained a consultant to assist us in attaining the milestones set forth in our business plan, we may not be able to execute our business plan unless and until we are successful in raising additional funds. In addition, our independent auditors included an explanatory paragraph in their report on the accompanying financial statements regarding concerns about our ability to continue as a going concern.  As a result, we may not be able to obtain additional necessary funding.  There can be no assurance that we will ever achieve any revenues or profitability. The revenue and income potential of our proposed business and operations are unproven, and the lack of an operating history makes it difficult to evaluate the future prospects of our business.

3. Our Business Plan may be unsuccessful and we may not be able to continue operations as a going concern.

The success of our business plan is dependent on our developing and offering interactive digital yearbook software. Our ability to develop such software is unproven, and the lack of an operating history makes it difficult to validate our business plan.

Our ability to continue as a going concern is dependent upon our generating cash flow sufficient to fund operations and reduce operating expenses. Our business plans may not be successful in addressing these issues.  If we cannot continue as a going concern, our stockholders may lose their entire investment in our company.

4. We expect our losses to continue in the future and as a result, we may not be able to continue operations. Unless we are able to generate revenue and make a profit, our stockholders may lose their entire investment in us.

We expect to incur losses over the next 12 months because we do not yet have any revenues to offset the expenses associated with the development and the marketing of our proposed software.

We cannot guarantee that we will ever be successful in generating revenues in the future. We recognize that if we are unable to generate revenues, we will not be able to earn profits or continue operations.

There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations and as a result our stockholders may lose their entire investment in us.

5. We have no operating history. There is no assurance that our future operations will result in profitable revenues and we expect to maintain losses over the next 12 months. These factors raise substantial doubt about our ability to continue as a going concern. If we cannot generate sufficient revenue to operate profitably, we will likely suspend or cease operations and investors could lose their entire investment in our company.

There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

We were incorporated on June 5, 2007, and have very limited operations.  We have not realized any revenues to date. Our software is not ready for commercial sale. We have no operating history at all upon which an evaluation of our future success or failure can be made. Although we have not incurred net losses as of August 15, 2007 we expect to have net losses over the next 12 months. These losses will come due to substantial costs and expenses associated with the development, marketing and distribution of our software.

In the future, our success will be dependent upon the success of our efforts to gain market acceptance of our software. If we cannot attract a significant number of customers or should the target market not be as responsive as we anticipate, we cannot guarantee that we will ever be successful in generating revenues in the future to ensure our survival.

6. We have not generated any revenue from our business and therefore we will need to raise funds in the near future. If we are not able to obtain future financing when required, we might be forced to discontinue our business.

Although we currently have approximately $40,428 in working capital, we anticipate incurring costs of at least $48,200 within the next 12 months. Because we have not generated any revenue from our business, we will need to raise additional funds for the future development of our business and to be able to respond to unanticipated requirements and/or expenses.

We will need to raise additional funds if we do not generate any revenues within the next 12 months.  We do not currently have any arrangements for financing and we can provide no assurance to investors that we will be able to find such financing if required. The most likely source of future funds presently available to us will be through the sale of equity capital. Any sale of share capital will result in dilution to existing shareholders. Furthermore, there is no assurance that we will not incur debt in the future, that we will have sufficient funds to repay our future indebtedness or that we will not default on our future debts, jeopardizing our business viability.

We may not be able to borrow or raise additional capital in the future to meet our needs or to otherwise provide the capital necessary to conduct business, which might result in the loss of some or all of your investment in our common stock. There can be no assurance that additional financing will be available to us on terms that are acceptable. Consequently, we may not be able to proceed with our intended business plans. Substantial additional funds will still be required if we are to reach our goals that are outlined in this Registration Statement. Without additional funding, we may not commence our planned business operations.

7. We are dependent on contracting with third party firm(s) to develop and maintain our software for us.

We intend to hire a software development firm(s) to develop and maintain our interactive digital yearbook software. We have estimated the costs for this purpose at $15,200.  If we be unable to contract qualified software development firm(s) to develop and maintain our software, whether because we cannot find them, cannot attract them to our company, or cannot afford them, we will never become profitable and our business will be unsuccessful.

8. If we are not able to complete the development of our website, or when developed, may contain defects, will not be able to generate revenues and the shareholders will lose their investment.

We have not completed the development of our proposed website. The success of our business will depend on its completion and the acceptance of our website by our target market. Achieving such acceptance will require significant marketing investment.

Our website, once developed and tested, may contain undetected design faults and software errors that are discovered only after it has been installed and used by customers. Any such default or error could cause delays and further expenses and could adversely affect our competitive position and cause us to lose potential customers or opportunities. If this is the case, we may not be accepted by our customers at sufficient levels to support our operations and build our business and our business will fail.

Risk Related to our Company

9. Because our executive officers control a large percentage of our common stock, they have the ability to influence matters affecting our shareholders.

Our executive officers beneficially own approximately 83.3% of the issued and outstanding shares of our common stock. As a result, they have the ability to influence matters affecting our shareholders, including the election of our directors, the acquisition or disposition of our assets, and the future issuance of our shares. Because our executive officers control such shares, investors may find it difficult to replace our management if they disagree with the way our business is being operated.

10.  Because our executive officers and directors live outside of the United States, you may have no effective recourse against them for misconduct and may not be able to enforce judgment and civil liabilities against them. Investors may not be able to receive compensation for damages to the value of their investment caused by wrongful actions by our directors and officers.

Both of our directors and officers live outside of the United States.  Mr. Ohad David, our President and director is a citizen and a resident of Israel, and all or a substantial portion of his assets are located outside of the United States.  Ms. Ruth Navon, our Secretary, Treasurer and a director is a resident of Canada, and all or a substantial portion of her assets are located outside of the United States.  As a result, it may be difficult for investors to enforce within the United States any judgments obtained against our directors or officers, or obtain judgments against them outside of the United States that are predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. Investors may not be able to receive compensation for damages to the value of their investment caused by wrongful actions by our directors and officers.

11. Because we have two directors, deadlocks may occur in our board’s decision-making process, which may delay or prevent critical decisions from being made.

Since we currently have an even number of directors, deadlocks may occur when such directors disagree on a particular decision or course of action. Our Articles of Incorporation and By-Laws do not contain any mechanisms for resolving potential deadlocks. While our directors are under a duty to act in the best interest of our company, any deadlocks may impede the further development of our business in that such deadlocks may delay or prevent critical decisions regarding our development.

12. Because our executive officers are unable to devote their services to our company on a full time basis, the performance of our business may suffer, our business could fail and investors could lose their entire investment.

Mr. Ohad David, our President and a director, currently devotes approximately 10 to 20 hours per week to our company.   Similarly, Ms. Ruth Navon, our Secretary, Treasurer and a director, currently devotes 10 to 20 hours a week to our company.  As discussed below, we depend heavily on the services of Mr. David and Ms. Navon.  As a result, the management of our company could under-perform, our business could fail and investors could lose their entire investment.

13. Our executive officers have no experience or technical training in the development, maintenance and marketing of internet websites or in operating businesses that license software or services over the internet.  This could cause them to make inexperienced or uninformed decisions that have bad results for us. As a result, our operations could suffer irreparable harm and may cause us to suspend or cease operations, which could cause investors to lose their entire investment.

Mr. David and Ms. Navon, have no experience or technical training in the development, maintenance and marketing of internet websites or in operating businesses that market software or services over the internet.  Due to their lack of experience and knowledge in these areas, our executive officers could make the wrong decisions regarding the development, operation and marketing of our website and the operation of our business, which could lead to irreparable damage to our business.  Consequently, our operations could suffer irreparable harm from mistakes made by our executive officers and we may have to suspend or cease operations, which could cause investors to lose their entire investment.

14. We depend heavily on Mr. David and Ms. Navon. The loss of either person will have a substantial negative effect on our business and may cause our business to fail.

We depend entirely on Mr. David and Ms. Navon for all of our operations. The loss of either person will have a substantial negative effect on us and may cause our business to fail. Our officers did not receive any compensation for their services and it is highly unlikely that they will receive any compensation unless and until we generate substantial revenues.

We do not have any employment agreements or maintain key person life insurance policies on our officers. If our officers do not devote sufficient time towards our business, we may never be able to effectuate our business plan.

15. We may not be successful in developing interactive digital yearbook software that will achieve market acceptance.

The success or failure of developing interactive digital yearbook software depends in large part on its desirability and ease of application in the target market. We cannot be sure that our development efforts will produce software that will fulfill the needs and appeal to the tastes of schools, teachers or students.

The yearbook and digital yearbook industry is characterized by technological change, frequent product introductions and evolving industry standards. Our success will depend, to a significant extent, on our ability to develop software and introduce upgrades or new software products to satisfy an expanding range of customer needs and achieve market acceptance.

16. We may never be able to achieve sales revenues sufficient to become profitable.

There can be no assurance that our software will achieve a level of market acceptance that will make us profitable.

We believe that the acceptance of our software products will depend on our ability to:

1)

 Effectively market our software products and develop brand recognition.

2)

Develop user-friendly software products that appeal to schools, students, teachers and parents.

3)

Develop and maintain a favorable reputation among our customers.

4)

Price and license the software products in a manner that is appealing to potential customers.

5)

Have the financial ability to withstand downturns in the general economic environment or conditions that would slow the licensing of our software products.

17. We face intense competition from other businesses that currently market yearbook software.

Competition will come not only from those who deliver their products through traditional retail establishments but also from those who deliver their products and software through the internet. Our competitors have longer operating histories, greater brand recognition, larger marketing budgets and installed customer bases. In addition, these companies are able to field full-time, directly employed sales personnel to better cover certain markets and customers. They can also invest greater resources in the development of technology, content and research which will allow them to react to market changes faster, putting us at a possible competitive disadvantage.

18. Many of our competitors have significantly more financial resources, which could allow them to develop software that could render our proposed software inferior.

Our competition, including International Multimedia Yearbooks and Yearbook Interactive may have software or may develop software that will render our proposed software inferior. We will likely need to obtain and maintain certain advantages over our competitors in order to be competitive, which require resources. There can be no assurance that we will have sufficient financial resources to maintain our R&D, marketing, sales and customer support efforts on a competitive basis, or that we will be able to make the improvements necessary to maintain a competitive advantage with respect to our software products.

19. Marketing and making our software products available on the internet expose us to regulatory and legal issues.

A range of exposures may exist due to how we intend to market our software. If we create and utilize a web site, as we plan to do, online access through a company-operated web site requires careful consideration of legal and regulatory compliance requirements and issues. We will need sufficient security measures to protect information and preserve the privacy of our customers and monitor the use of the site. This may require extensive legal services that may become an increased cost component when considering the development of our software and technologies.

20. If we are unable to protect our proprietary technology and other intellectual property rights, our ability to compete in the marketplace may be substantially reduced.

If we are unable to protect our intellectual property, our competitors could use our intellectual property to market software similar to our software, which could decrease demand for our software, thus decreasing our revenues. We rely on a combination of copyright, trademark and trade secret laws to protect our intellectual property rights. These protections may not be adequate to prevent our competitors from copying or reverse-engineering our interactive digital yearbook software. In addition, our competitors may independently develop technologies that are substantially equivalent or superior to our technology. To protect our trade secrets and other proprietary information, we will require employees, consultants, advisors and collaborators to enter into confidentiality agreements. These agreements may not provide meaningful protection for our trade secrets, know-how or other proprietary information in the event of any unauthorized use, misappropriation or disclosure of such trade secrets, know-how or other proprietary information. Existing copyright laws afford only limited protection for our intellectual property rights and may not protect such rights in the event competitors independently develop similar software products. Policing unauthorized use of our products is difficult, and litigation could become necessary in the future to enforce our intellectual property rights. Any litigation could be time consuming and expensive to prosecute or resolve, result in substantial diversion of management attention and resources, and materially harm our business or financial condition.

21. If a third party asserts that we infringe upon its proprietary rights, we could be required to redesign our software, pay significant royalties or enter into license agreements.

Although presently we are not aware of any such claims, a third party may assert that our technology or technologies of entities we acquire violates its intellectual property rights. As the number of software products in our markets increases and the functionality of these software products further overlap, we believe that infringement claims will become more common. Any claims against us, regardless of their merit, could:

•

be expensive and time consuming to defend;

•

result in negative publicity;

•

force us to stop licensing our software products that incorporate the challenged intellectual property;

•

require us to redesign our software products;

•

divert management’s attention and our other resources; or

•

require us to enter into royalty or licensing agreements in order to obtain the right to use necessary technologies, which may not be available on terms acceptable to us, if at all.

We believe that any successful challenge to our use of a trademark or domain name could substantially diminish our ability to conduct business in a particular market or jurisdiction and thus decrease our revenues and result in possible losses to our business.

Risks Related to the Offering

22. Our stock price after the offering could be below the offering price.

The offering price of our common stock was arbitrarily determined by us and does not necessarily bear any relationship to our book value, assets, financial condition, or to any other established criteria of value.  Our common stock price after the offering could be below the offering price.

23. There is no public market for our common stock and our stockholders may not be able to resell their shares at or above the price at which they purchased their shares, or at all.

There is currently no market for our common stock and we can provide no assurance that a market will develop. We intend to have a market maker file an application on our behalf with the NASD to have our common stock quoted on the OTC Bulletin Board after the registration statement is declared effective by the SEC. We do not yet have a market maker who has agreed to file such application.  If for any reason our common stock is not quoted on the OTC Bulletin Board or a public trading market does not otherwise develop, purchasers of the shares may have difficulty selling their common stock should they desire to do so.  No market makers have committed to becoming market makers for our common stock and none may do so.

Even if a trading market develops, we cannot predict how liquid that market might become. The initial public offering price may not be indicative of prices that will prevail in the trading market.  The initial public offering price of the common stock was determined by us arbitrarily.  The price is not based on our financial condition and prospects, market prices of similar securities of comparable publicly traded companies, certain financial and operating information of companies engaged in similar activities to ours, or general conditions of the securities market.  The price may not be indicative of the market price, if any, for the common stock in the trading market after this offering.  The market price of the securities offered herein, if any, may decline below the initial public offering price.  The trading price of our common stock following the offering is therefore likely to be highly volatile and could be subject to wide fluctuations in price in response to various factors, some of which are beyond our control. These factors include:

•

Quarterly variations in our results of operations or those of our competitors;

•

Announcements by us or our competitors of acquisitions, new software products, significant contracts, commercial relationships or capital commitments;

•

Disruption to our operations;

•

Commencement of, or our involvement in, litigation;

•

Any major change in our board or management;

•

Changes in governmental regulations or in the status of our regulatory approvals; and

•

General market conditions and other factors, including factors unrelated to our own operating performance.

In addition, the stock market in general has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of such public companies. Such fluctuations may be even more pronounced in the trading market shortly following this offering. These broad market and industry factors may seriously harm the market price of our common stock, regardless of our actual operating performance. In addition, in the past, following periods of volatility in the overall market and the market price of a company’s securities, securities class action litigation has often been instituted against these companies.  This litigation, if instituted against us, could result in substantial costs and a diversion of our management’s attention and resources.

24. Future sales by our stockholders could cause the stock price to decline.

No predictions can be made of the effect, if any, that market sales of shares of our common stock or the availability of such shares for sale will have on the market price prevailing from time to time. Nevertheless, sales of significant amounts of our common stock could adversely affect the prevailing market price of the common stock, as well as impair our ability to raise capital through the issuance of additional equity securities.

25. State securities laws may limit secondary trading, which may restrict the states in which you can sell the shares offered by this prospectus.

If you purchase shares of our common stock sold in this offering, you may not be able to resell the shares in any state unless and until the shares of our common stock are qualified for secondary trading under the applicable securities laws of such state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. There can be no assurance that we will be successful in registering or qualifying our common stock for secondary trading, or identifying an available exemption for secondary trading in our common stock in every state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, our common stock in any particular state, the shares of common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the market for the common stock will be limited which could drive down the market price of our common stock and reduce the liquidity of the shares of our common stock and a stockholder's ability to resell shares of our common stock at all or at current market prices, which could increase a stockholder's risk of losing some or all of his investment.

26. Our stock is a penny stock. Trading of our stock may be restricted by the SEC's penny stock regulations and the NASD's sales practice requirements, which may limit a stockholder's ability to buy and sell our stock.

If a trading market does develop for our stock, it is likely we will be subject to the regulations applicable to "Penny Stock." The regulations of the SEC promulgated under the Exchange Act that require additional disclosure relating to the market for penny stocks in connection with trades in any stock defined as a penny stock. The SEC regulations define penny stocks to be any non-NASDAQ equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Unless an exception is available, those regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a standardized risk disclosure schedule prepared by the SEC, to provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, monthly account statements showing the market value of each penny stock held in the purchaser’s account, to make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a stock that becomes subject to the penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage market investor interest in and limit the marketability of our common stock.

In addition to the "penny stock" rules promulgated by the Securities and Exchange Commission, the NASD has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the NASD believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The NASD requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some discussions in this prospectus may contain forward-looking statements that involve risks and uncertainties. These statements relate to future events or future financial performance. A number of important factors could cause our actual results to differ materially from those expressed in any forward-looking statements made by us in this prospectus. Forward-looking statements are often identified by words like: "believe", "expect", "estimate", "anticipate", "intend", "project" and similar expressions or words which, by their nature, refer to future events. In some cases, you can also identify forward-looking statements by terminology such as "may", "will", "should", "plans", "predicts", "potential" or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled Risk Factors beginning on page 8, that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In addition, you are directed to factors discussed in the Business section beginning on page 28, the Management's Discussion and Analysis or Plan of Operation section beginning on page 37 and as well as factors discussed elsewhere in this prospectus.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

Our financial statements are stated in United States Dollars (US$) and are prepared in accordance with United States Generally Accepted Accounting Principles.

USE OF PROCEEDS

The selling stockholders are selling shares of common stock covered by this prospectus for their own account.  We will not receive any of the proceeds from the resale of these shares.  We have agreed to bear the expenses relating to the registration of the shares for the selling stockholders.

DETERMINATION OF OFFERING PRICE

There has been no public market for our common shares. The price of the shares was arbitrarily determined at $0.05 per share.  We believe that this price reflects the appropriate price that a potential investor would be willing to invest in us at this initial stage of our development.

The price we arbitrarily determined bears no relationship whatsoever to our business plan, the price paid for our shares by our founders, our assets, earnings, book value or any other criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities, which is likely to fluctuate.

DILUTION

The common stock to be sold by the selling stockholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing stockholders.

SELLING STOCKHOLDERS

The selling stockholders named in this prospectus are offering all of the 801,000 shares of common stock offered through this prospectus. The selling stockholders are all non-U.S. persons who acquired the 801,000 shares of common stock from us in a series of Regulation S private placement transactions made between June 2007 and August 2007.  None of the selling stockholders are affiliates or controlled by our affiliates and none of the selling stockholders are now or were at any time in the past an officer or director of ours or any of any of our predecessors or affiliates.

The following table provides as of August 31, 2007 information regarding the beneficial ownership of our common stock held by each of the selling stockholders, including:

1.

the number of shares beneficially owned by each prior to this offering;

2.

the total number of shares that are to be offered by each;

3.

the total number of shares that will be beneficially owned by each upon completion of the offering; and

4.

the percentage owned by each upon completion of the offering.

	Beneficial Ownership Before Offering(1)			Beneficial Ownership After Offering(1)
Name of Selling Stockholder (1)	Number of Shares	Percent(2)	Number of Shares Being Offered	Number of Shares	Percent(2)
Zohav Bizawi	10000	*	10000	0	0
Talia Dan	10000	*	10000	0	0
Eitan Yitzchak Nechin	10000	*	10000	0	0
Aviel Levi	4000	*	4000	0	0
Robert Carl Nechin	10000	*	10000	0	0
Susan Katrin Nechin	10000	*	10000	0	0
Yasin M. H. Taysir	80000	1.6%	80000	0	0
Faous Thaer Faiyad Amin	76000	1.5%	76000	0	0

	Beneficial Ownership Before Offering(1)			Beneficial Ownership After Offering(1)
Name of Selling Stockholder (1)	Number of Shares	Percent(2)	Number of Shares Being Offered	Number of Shares	Percent(2)
Gilad David	20000	*	20000	0	0
Jimmy Levi Tal	100000	2%	100000	0	0
Avinoam Bublil	10000	*	10000	0	0
Mahmoud Dasuki	4000	*	4000	0	0
Arishi Abu Usama	20000	*	20000	0	0
Omar El Anabosi	100000	2%	100000	0	0
Vered Silko	4000	*	4000	0	0
Maraana Fares	14000	*	14000	0	0
Inbal Nechin	10000	*	10000	0	0
Netanel Amrah	20000	*	20000	0	0
Fouad Dasuka	4000	*	4000	0	0
Amna Husein	10000	*	10000	0	0
Aman Hussen	4000	*	4000	0	0
Labiba Gorban	4000	*	4000	0	0
Avihay Cohen	5000	*	5000	0	0
Yoni Cohen	10000	*	10000	0	0
Rasmi Hasadeia	4000	*	4000	0	0
Ola Hosen	4000	*	4000	0	0
Roima Gori	4000	*	4000	0	0
Yousef Dasuka	4000	*	4000	0	0
Mohammad Mohsen	40000	*	40000	0	0
Alaa Mohsen	10000	*	10000	0	0
Alexander Arbell	10000	*	10000	0	0
Emad Husein	160000	3.3%	160000	0	0
Haleima Sheicha	4000	*	4000	0	0
Husni Hassadiyeh	4000	*	4000	0	0
Malki Dasoka	4000	*	4000	0	0
Sanir Abu Dahesh	4000	*	4000	0	0
TOTAL	801,000	8.8%	801,000	NIL	*

Notes

*	Represents less than 1%
(1)

The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares, unless otherwise shown in the table. The numbers in this table assume that none of the selling stockholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.

(2)	Applicable percentage of ownership is based on 4,801,000 shares of common stock outstanding as of August 31, 2007.

PLAN OF DISTRIBUTION

This prospectus relates to the registration of 801,000 common shares on behalf of the selling stockholders.

No Current Market for our Shares

There is currently no market for our securities. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we intend to have a market maker file an application with the National Association of Securities Dealers, Inc. for our common stock to be eligible for trading on the Over –the-Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application.  We cannot give you any assurance that the shares you purchase will ever have a market value or that if a market for our shares ever develops, that you actually will be able to sell your shares in this market.  Further, even assuming we do locate such a market maker, it could take several months before the market maker’s listing application for our shares is approved, if such approval is obtained. In addition, even if a public market for our shares develops, there is no assurance that a secondary public market will be sustained.

The OTC Bulletin Board is maintained by the National Association of Securities Dealers. The securities traded on the Bulletin Board are not listed or traded on the floor of an organized national or regional stock exchange. Instead, these securities transactions are conducted through a telephone and computer network connecting dealers in stocks. Over-the-counter stocks are traditionally stocks of smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

Even if our shares are quoted on the OTC Bulletin Board, a purchaser of our shares may not be able to resell the shares. Broker-dealers may be discouraged from effecting transactions in our shares because they will be considered penny stocks and will be subject to the penny stock rules. Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934, as amended, impose sales practice and disclosure requirements on NASD brokers-dealers who make a market in a "penny stock." A penny stock generally includes any non-NASDAQ equity security that has a market price of less than $5.00 per share. Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or "accredited investor" (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to sale, unless the broker-dealer or the transactions is otherwise exempt. In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

The additional sales practice and disclosure requirements imposed upon broker-dealers may discourage broker-dealers from effecting transactions in our shares, which could severely limit the market liquidity of the shares and impede the sale of our shares in the secondary market, assuming one develops.

The selling stockholders may sell some or all of their shares at a fixed price of $0.05 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.  Sales by selling stockholders must be made at the fixed price of $0.05 until a market develops for the stock.

The shares may be sold or distributed from time to time by the selling stockholders or by pledgees, donees or transferees of, or successors in interest to, the selling stockholders, directly to one or more purchasers (including pledgees) or through brokers or dealers who act solely as agents. The distribution of the shares may be effected in one or more of the following methods:

•

ordinary broker transactions, which may include long or short sales,

•

transactions involving cross or block trades on any securities or market where our common stock is trading,

•

purchases by brokers or dealers as principal and resale by such purchasers for their own accounts pursuant to this prospectus,

•

in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents,

•

any combination of the foregoing.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We do not anticipate that either our stockholders or we will engage an underwriter in the selling or distribution of our shares.

We will not receive any proceeds from the sale of the shares of the selling stockholders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $7,500.

The selling stockholders named in this prospectus must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock being offered by them. The selling stockholders and any broker-dealers who execute sales for the selling stockholders may be deemed to be an “underwriter” within the meaning of the Securities Act in connection with such sales. In particular, during such times as the selling stockholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable laws and may among other things:

1.

Not engage in any stabilization activities in connection with our common stock;

2.

Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus from time to time, as may be required by such broker or dealer, and

3.

Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities permitted under the Exchange Act.

Any commissions received by broker-dealers and any profit on the resale of shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act.

Regulation M

We have informed the selling stockholders that Regulation M promulgated under the Securities Exchange Act of 1934 may be applicable to them with respect to any purchase or sale of our common stock. In general, Rule 102 under Regulation M prohibits any person connected with a distribution of our common stock from directly or indirectly bidding for, or purchasing for any account in which it has a beneficial interest, any of the shares or any right to purchase the shares, for a period of one business day before and after completion of its participation in the distribution.

During any distribution period, Regulation M prohibits the selling stockholders and any other persons engaged in the distribution from engaging in any stabilizing bid or purchasing our common stock except for the purpose of preventing or retarding a decline in the open market price of the common stock. None of these persons may effect any stabilizing transaction to facilitate any offering at the market. As the selling stockholders will be offering and selling our common stock at the market, Regulation M will prohibit them from effecting any stabilizing transaction in contravention of Regulation M with respect to the shares.

We also have advised the selling stockholders that they should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of common stock by the selling stockholders, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Regulation M, the selling stockholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while such selling stockholders are distributing shares covered by this prospectus. Regulation M may prohibit the selling stockholders from covering short sales by purchasing shares while the distribution is taking place, despite any contractual rights to do so under the Agreement. We have advised the selling stockholders that they should consult with their own legal counsel to ensure compliance with Regulation M.

LEGAL PROCEEDINGS

We know of no existing or pending legal proceedings against us, nor are we involved as a plaintiff in any proceeding or pending litigation. There are no proceedings in which any of our directors, officers or any of their respective affiliates, or any beneficial shareholder, is an adverse party or has a material interest adverse to our interests.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our officers and directors and their ages and positions are as follows:

Name	Age	Position
David Ohad	20	President and Director
Ruth Navon	45	Secretary, Treasurer and Director

Mr. Ohad David

Mr. Ohad David, our President, and Director since June 5, 2007, has been involved in the photography industry for 2 years. In 2005 Mr. David commenced his own business and to the present, he has served as the president of Class Photography. Located in Pardes Hanna - Karkur, Israel. Mr. David serves as the owner and operator of Class Photography operating business throughout Israel.

Mr. David was contracted by Ms. Ruth Navon as the main photographer and was also involved in adding pictures and video to the programs for her multimedia company producing digital yearbooks for schools.  Mr. David has extensive experience with schools as a photographer and with yearbook programs. He is a graduate of the Chaklayi School of Photography.

Ms. Ruth Navon

Ms. Ruth Navon has been our Secretary, Treasurer and a Director since we were incorporated on June 05, 2007.  In 2005, Ms. Navon founded Powerraise, Inc a public company, and since then she was its principal owner and manager. Ms. Navon resigned as a principle owner and manager as of June 2007 and is no longer involved with the company.  Ms. Navon was responsible for establishing the business, defining software requirements, marketing goals, and hiring marketing people, office employees, and subcontractors. Ms. Navon received a B.A of Business Administrations from New England College.

Ms. Ruth Navon is the mother of Ohad David.

Term of Office

Our directors are appointed for one-year terms and hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our Bylaws. Our officers are appointed by our Board of Directors and hold office until removed by the Board.

The officers and directors listed above will remain in office until the next annual meeting of our stockholders, and until their successors have been duly elected and qualified. There are no agreements with respect to the election of our directors. We have not compensated our directors for service on our Board of Directors or reimbursed them for expenses incurred for attendance at meetings of our Board of Directors. Officers are appointed annually by our Board of Directors and each officer serves at the discretion of our Board of Directors. Our Board of Directors may in the future determine to pay directors’ fees and reimburse directors for expenses related to their activities.

Our officers and directors have not filed any bankruptcy petition, been convicted of or been the subject of any criminal proceedings or the subject of any order, judgment or decree involving the violation of any state or federal securities laws within the past five years.

Committees of the Board of Directors

We do not presently have a separately constituted audit committee, compensation committee, nominating committee, executive committee or any other committees of our Board of Directors.  As such, our entire Board of Directors acts as our audit committee.

Audit Committee Financial Expert

Our Board of Directors does not currently have any members who qualify as “audit committee financial experts.” We believe that the cost related to retaining such a financial expert at this time is prohibitive.

Involvement in Certain Legal Proceedings

No director, nominee for director or executive officer of the Company has appeared as a party in any legal proceeding that may bear on his ability or integrity during the past five years.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number and percentage of shares of our common stock owned as of August 31, 2007, by all persons (i) known to us who own more than 5% of the outstanding number of such shares, (ii) by all of our directors, and (iii) by our officers and directors as a group. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned.

Title of Class	Name and Address of Beneficial Owner(2)	Amount and Nature of Beneficial Ownership	Percentage of Class(¹)
Common Stock	Mr. Ohad David	2,000,000	41.65%
Common Stock	Ms. Ruth Navon	2,000,000	41.65%
all officers as a Group		4,000,000	83.3%

(¹)	Based on 4,801,000 shares of our common stock outstanding.
(²)	The address for Ms. Ruth Navon is 325-3851 Francis Rd. Richmond, BC V7C 1J6. Canada The address for Mr. Ohad David is Hanchala 2 Pardes Hanna – Karkur, mailbox 5023, Israel, zip code 37000.

Changes in Control

There are no arrangements which may result in a change in control of us.

DESCRIPTION OF SECURITIES

Common Stock

Our Certificate of Incorporation authorizes us to issue 100,000,000 shares of common stock at a par value of $0.0001 per share. As of August 31, 2007, 4,801,000 shares of common stock were issued and outstanding.  Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote.  Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors.  Holders of our common stock representing a majority of the voting power of our capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders.

Subject to the terms of any outstanding series of preferred stock, the holders of common stock are entitled to share in all dividends that the Board of Directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

Our Certificate of Incorporation authorizes us to issue 50,000,000 shares of preferred stock at a par value of $0.0001 per share. As of August 31, 2007, we have not issued any shares of preferred stock.

Our Board of Directors has the ability to issue “blank check” preferred stock in various series, and shares of each series will have such rights, preferences, and privileges fixed by the Board of Directors in the resolutions authorizing the issuance of that particular series. The Board of Directors may issue any such series of blank check preferred stock without action by the holders of the common stock. Accordingly, the issuance of blank check preferred stock may adversely affect the rights of the holders of our common stock. In addition, the issuance of blank check preferred stock may be used as an ‘‘anti-takeover’’ device without further action on the part of the holders of our common stock. The issuance of preferred stock may also dilute the voting power of the holders of common stock, in that a series of preferred stock may be granted enhanced per share voting rights and the right to vote on certain matters separately as a class, and may render more difficult the removal of current management, even if such removal may be in the best interests of our common shareholders.

We have no current plans to issue any shares of preferred stock.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no options to purchase our securities outstanding. We may in the future establish an incentive stock option plan for our directors, employees and consultants.

Transfer Agent

We have appointed the following transfer agent for our shares of common stock: Holladay Stock Transfer, Inc., Holladay Stock Transfer, 2939 North 67th Place, Suite C, Scottsdale, AZ 85251, tel. (480) 481-3940, fax (480) 481-3941. The transfer agent is responsible for all record-keeping and administrative functions in connection with the common shares.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee. The Law Offices of Joseph L. Pittera, our independent legal counsel, has provided an opinion on the validity of our common stock.

Our financial statements for the period from inception to August 31, 2007, included in this registration statement have been audited by Moore & Associates, Chartered, as set forth in their report included in this registration statement.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION OF SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Nevada Revised Statutes. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

DESCRIPTION OF BUSINESS

Overview of the Company

We are a development stage company that was formed on June 5, 2007. We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings.  We have not made any significant purchase or sale of assets, nor has the Company been involved in any mergers, acquisitions or consolidations. We are not a blank check registrant as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, since we have a specific business plan or purpose. Neither we nor our officers, directors, promoters or affiliates, have had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with any representatives of the owners of any business or company regarding the possibility of an acquisition or merger.

Objectives

We intend to focus on developing user-friendly software that creates interactive digital yearbook software for schools and will allow them to create and burn their own interactive digital yearbooks on CD/DVD. Students and school staff will be able to watch and play their digital yearbooks on a personal computer or DVD. Our software will allow schools to add photos, video and text to their digital yearbooks. The traditional yearbook is a display of a series of chosen images. We intend to develop software that will enable schools to turn their school videos and digital photos into an interactive digital yearbook on CD/DVD based on their school events and activities. Our target market is primarily high schools who wish to capture their school memories in a fun and interesting way for their students and their families to watch and play for years to come. We plan to expand our market in the future to all schools such as colleges, universities, trade schools etc.

Our planned software involves the following three-step process for the creation of the interactive digital yearbooks:

Add Media – A teacher or student, possibly with teacher supervision, imports photos and videos from a digital camera, scanner, hard drive and the internet to our software. They can also add text during this process.

 Preview – The preview can be accessed at any time during the creation of the yearbook and shows what is being created as they go. They can then return to step one and continue to build their digital yearbook, edit or change anything they want at anytime.

Produce – Click a button and choose the format (CD or DVD) with which to burn the finished yearbook on a CD or DVD disc that can be played on any domestic CD or DVD player or personal computer.

We plan to develop a software product that will be easy enough for anyone to use, regardless of his/her level of computer literacy. Our software product will provide useful features, contain help support and be easy to install. We intend to concentrate our efforts on:

Software Functions – the digital yearbook software will contain basic functions, including:

•

Easy and Fast Uploading, supporting a wide variety of formats such as: BMP, GIF, JPG, AVI, MPG, WMV, MP3.

•

Photo, Video and Text Preview at any time.

•

A variety of colors to choose from for the finished yearbook templates

•

Ability to burn their digital yearbook projects to CD/DVD.

In the future, after we begin to generate revenues, we plan to add enhanced features such as:

•

Themes for many varieties of schools such as Colleges, Universities, Trade schools etc.

•

Supporting other languages such as Spanish and French.

•

More choice of template colors.

When completed, our website will enable customers to download the Digital Yearbook software as well as place orders and pay for an activation key code which will activate the software and enable the software to burn their finished yearbook projects onto CD/DVD online. Once the customer selects to purchase our product they are then directed to our order fulfillment page to complete their order billing and shipping information if they request a hard copy rather than download the software from our website. On completion, the customer is asked to agree with our terms and conditions of sale, and if in agreement, they are directed to the checkout page where PayPal information is requested. On completion, a final step displays the order and payment information for final confirmation by the customer.  The customer then receives an email summarizing the order, shipping and payment information.  We receive an identical email for order processing and fulfillment.

Once we complete the set up our website and complete our software development, a school will be able to purchase and download our software directly from our website. We plan to price our software at below $500 for a downloadable version and slightly higher for a boxed version. According to our business model, the majority of our revenues will come from online sales of our software.

For additional information, please see “Plan of Operation” below.

We do not currently have sufficient capital to operate our business, and we will require additional funding in the future to sustain our operations. There is no assurance that we will have revenue in the future or that we will be able to secure the necessary funding to develop our business.

Our offices are currently located at 2300 W. Sahara Ave. Suite 800, Las Vegas, NV 89102.  Our telephone number is 1-888-485-8882. We have secured a domain name - www.digitalyearbookinc.com and our directors have started the development of our website.

The Market Opportunity

We plan to market our interactive digital yearbook software to Elementary and High Schools.

According to the following surveys in the United States and Canada, our target market in North America is very large:

The U.S. Census Bureau’s estimate for the number of students in 2003, 75 million people - more than one-fourth of the U.S. population age 3 and older - were in school throughout the country. (http://www.census.gov/Press-Release/www/releases/archives/education/005157.html)

There are over 150,000 K-12 schools in the US:

(http://www.allschoolsandlearning.com)

and approximately 50,000 in Canada:

(http://canadaonline.about.com/gi/dynamic/offsite.htm?zi=1/XJ/Ya&sdn=canadaonline&cdn=newsissues&tm=27&gps=156_220_1020_593&f=00&tt=14&bt=0&bts=0&zu=http%3A//www.oise.utoronto.ca/canedweb/schools.html)

These numbers do not include online schools.

According to Statistics Canada, based on a census conducted in 2006, the number of school aged children under 15 residing in Canada was 5,644,600. (http://www40.statcan.ca/l01/cst01/demo10a.htm)

Based on the foregoing information, we believe that attracting only a small percentage of our target market in North America will enable us to operate profitably. There can be no assurance, however, that our software products will appeal to schools, teachers or students.

Our Competitive Position in the Interactive Digital Yearbook Software Industry

The interactive digital yearbook software industry is a fairly new industry but also highly competitive. The digital yearbook software we plan to introduce will encounter strong competition from many other companies, including many with greater financial resources than ours as well as from larger and more established companies.

Our competitors include companies such as:

*International MultiMedia Yearbooks

(http://www.multimediayearbook.com)

*Yearbook International

(http://www.yearbookinteractive.com)

These companies currently dominate the digital yearbook software market and we expect them to remain the dominant force for the time being. These companies offer software programs or yearbook programs which are similar to our future product. The one main difference is that our software will be completely do-it-yourself which means the schools, teachers and students will not be reliant on a company to put their projects together for them as with our competitors. This means we seek to differentiate ourselves by providing our customers with software that they will be able to not only build their interactive digital yearbooks with but will also be able to burn them themselves.

Marketing & Sales Strategy

We plan to market our interactive digital yearbook software with a web-based marketing campaign; this web-based campaign will include the following:

E-mail marketing

We have budgeted $5,000 from our marketing budget for an e-mail campaign. Emails will be sent only to those schools which have asked for or shown an interest in receiving information about our software.

Catalogue Advertising

One of the main sources for advertising our interactive digital yearbook software is by placing ads in school software distributor catalogues. These catalogues are distributed to elementary and high schools across Canada and the United States who rely on the catalogues to find and purchase the equipment and software they need.

Given the ease with which statistics can be collected on the number of times catalogue ads have been successful by users, there is strong evidence that they can be very effective. Nevertheless, it is difficult to determine whether these catalogue ads are more or less effective than other forms of advertising .

We budgeted $5,000 from our marketing campaign for school software distributor catalogue advertising.  We intend to place ads in catalogues that specifically target schools.

Submission to directories and search engines

We plan to submit our website to directories and search engines in order to increase our presence on the Internet, as well as to get better rankings on search results. There are many directories to which we plan to submit our website for free, such as Google (http://www.google.com), Yahoo (http://www.yahoo.com – regional Yahoos also exist), AltaVista (http://www.altavista.com) and Excite (http://www.excite.com). There are literally hundreds of such directories where we can list our software at no cost to the company.

Distribution of software

We plan to price our software at below $500 for a downloadable version and slightly higher for a boxed version. According to our business model, the majority of our revenues will come from online sales of our software.

When our product is ready for commercial sale, we will enter into an agreement with PayPal to act as our credit card merchant.  PayPal is a financial  company that  accepts  and  clears  all  customer  credit  card  payments  on  behalf of participating  merchants,  such as our company. There are no short or long term contracts or obligations associated with the use of PayPal.  PayPal accepts all major credit cards (Visa, Mastercard, Discover, American Express, ECheque, and transfer of funds to and from bank accounts.)

PayPal commission varies between 1.9% to 2.9% + $0.55 per transaction.

PayPal rate structure:

$0.00 -$3,000.00	2.9% + $0.55
$3,000.01 -$12,000.00	2.5% + $0.55
$12,000.01 -$125,000.00	2.2% + $0.55
$125,000.00	1.9% + $0.55

Sources and Availability of Products and Supplies

There are no constraints on the sources or availability of products and supplies related to our business. We are producing our own software product and the distribution of the software product and services will be primarily over the internet.

Dependence on One or a Few Major Customers

We plan on selling our software products and services directly to schools over the internet. Our interactive digital yearbook software will be priced for mass market consumption. Therefore, we do not anticipate dependence on one or a few major customers for at least the next 12 months or the foreseeable future.

Patent, Trademark, License & Franchise Restrictions and Contractual Obligations & Concessions

We have not entered into any franchise agreements or other contracts that have given, or could give rise to obligations or concessions.

We are planning to develop our interactive digital yearbook software.   Beyond our trade name, we currently do not hold any other intellectual property, and except for the copyright to our software product we do not anticipate any additions in the foreseeable future. We plan to rely for the most part on trade secrecy laws and contractual proprietary rights and non-disclosure provisions to protect any intellectual property rights that we create in our digital yearbook software products.

Existing or Probable Government Regulations

If we create and utilize a web site, as we plan to do, online access through a company-operated web site requires careful consideration of legal and regulatory compliance requirements and issues.

Research and Development Activities and Costs

We have not incurred any costs to date and, except for outsourcing the development of our interactive digital yearbook software, we have no plans to undertake any research and development activities during the first year of operation.

Facilities

We rent executive office facilities located at 2300 W. Sahara Ave. Suite 800, Las Vegas, NV 89102. This is a shared office facility, which offers office space and secretarial and administrative services for $159 monthly. We may cancel upon 30 days written notice.  This location will serve as our primary executive offices for the foreseeable future. Ms. Navon and Mr. David also work from their respective residences in Canada and Israel at no charge to our company.  Our director has contributed a free web server space for our website with no cost to us.

Employees

We have no employees at the present time. Our officers and directors, are responsible for all planning, developing and operational duties, and will continue to do so throughout the early stages of our growth.

We have no intention of hiring employees until the business has been successfully launched and we have sufficient, reliable revenue from our operations. Since our ongoing operation is not labor intensive, our officers and directors will do whatever work is required until our business reaches the point of having positive cash flow. Human resource planning will be part of an ongoing process that will include regular evaluation of operations and revenue realization. We do not expect to hire any employees within the first year of operation. Instead, we plan on outsourcing the necessary tasks.

Reports to Stockholders

We will voluntarily make available to stockholders an annual report, including audited financials, on Form 10-KSB. We are not currently a fully reporting company, but upon effectiveness of this registration statement, we will be required to file reports with the SEC pursuant to the Securities Exchange Act of 1934; such as quarterly reports on Form 10-QSB and current reports on Form 8-K.

WHERE YOU CAN GET MORE INFORMATION

In accordance with the Securities Act of 1933, we filed with the SEC a registration statement on Form SB-2 covering the securities in this offering. As permitted by rules and regulations of the SEC, this prospectus does not contain all of the information in the registration statement. For further information regarding both our Company and the securities in this offering, we refer you to the registration statement, including all exhibits and schedules, which you may inspect without charge at the public reference facilities of the SEC's Washington, D.C. office, 100 F Street, N.E., Washington, D.C. 20549, and on the SEC Internet site at http:\\www.sec.gov.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion of our plan of operation should be read in conjunction with the financial statements and related notes that appear elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those discussed in “Risk Factors” beginning on page 9 of this prospectus. All forward-looking statements speak only as of the date on which they are made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

Overview

We do not anticipate that we will generate any revenues until we complete the development of our interactive digital yearbook software. Accordingly, we must raise cash from sources other than our operations in order to implement our marketing plan.

Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months.

PLAN OF OPERATION

We are a development stage company with very limited operations to date and no revenue. We have very limited financial backing and few assets.

Our plan of operation:

To establish ourselves as a company that will produce and distribute interactive digital yearbook software. Distribution would primarily be via download from the Internet directly to elementary and high schools.

Our target market:

Our initial target market is elementary and high schools in the United States and Canada.

Our mission:

To take the traditional yearbook to a new level by using the vast collection of school memory photos, video and text in an interactive, and very easy to use interactive digital yearbook software especially designed to appeal to schools, teachers and students.

Our business objectives are:

•

To develop the interactive digital yearbook software that will benefit schools by now giving them the opportunity to not just create but also burn their own digital yearbooks on CD/DVD for their staff and students.

•

To execute our web-based marketing campaign and to create interest in our product.

•

To establish a brand name that will be associated with user-friendly interactive digital yearbook software.

During the first stages of our growth, our officers and directors will provide all of the labor required to execute our business plan at no charge, except we do intend to hire a website programmer on a contract basis for two months at an estimated cost of $5,000 to finish and upgrade our website and we do plan to outsource initial software development tasks at an estimated cost of $15,200.  Management has no intention of hiring any employees during the first year of operations. Due to our limited financial resources, each member of the management team will dedicate approximately 10 - 20 hours per week in order to execute our plan of operation.

ACTIVITIES TO DATE

Our management has contacted a software developer, Syllogistic Software Inc., to estimate the costs and schedules for developing the software and to define the look and functionality of the interactive digital software.

The project consists of the following requirements

Software: Interactive Digital Yearbook Software production that runs on both PC and Mac computers with the following functionality:

1.

Add media to slide show and stills containing photos and video,  galleries organized by grade, class, events and staff

2.

Edit and produce a “contact us” page

3.

Generate a preview executable

4.

Burn the executable onto an automatically running CD/DVD

Schedule for Development of the Software

The design and software engineering work will be carried out by a team of expert programmers. The estimated time from start to completion will be approximately 2 months for the PC version and the same again for the Mac version.

Estimated Cost of Software Development

These costs are estimates provided to us by a software developer:

Version for PC	$7,600
Version for Mac	$7,600
The total project cost:	$15,200

Our goals over the next 12 months are:

•

To develop our interactive digital yearbook software.

•

To establish a customer data-base from our e-mail campaign.

•

To drive traffic to our website and achieve 200 visitors per day.

•

To generate revenue by August of 2008.

•

To achieve break-even results of operations over the next 12 months.

EXPENDITURES

The following provides an overview of our expenses to fund our plan of operation over the next twelve months:

Legal , Accounting and Transfer Agent fees	$10,000
Software development	$15,200
Website development	$5,000
Marketing and advertising	$15,000
Office Rent	$1,900
Office Equipment and supplies	$1,200
Total	$48,300

These expenditures are described in detail in the section entitled "Milestones" below.

MILESTONES

The following is a chronological itemization of the milestones that we intend to achieve over the next 12 months. We are currently in the first period of the milestones noted below.

September – December, 2007

During the first 4 months we will be focusing on developing our interactive digital yearbook software. Our director, Ruth Navon, will be in charge of engaging a third party software development company to develop our purposed software product. We will also be contacting a web development company to complete the development of our website. According to our estimates we have budgeted $15,200 for the development of our interactive digital yearbook software and $5,000 for the completion of our website.

We plan to open an account with PayPal which is an online shopping cart system for merchants who wish to sell their products online.

Our website’s main features will include:

•

Shopping Cart and Checkout

•

Customer Service and Support

•

Marketing (search engine friendly pages, automatic submission to Yahoo! And Google)

•

Product promotion

•

Payment processing (accepting credit, debit, and PayPal payments online)

•

Shipping and Taxes

•

Software download and ordering

January - April, 2008

We plan to focus our efforts on listing our software with distributors and re-sellers of school software to have our interactive digital yearbook software listed on their websites and ads placed in their catalogues ready for schools to purchase and download.

There is no fee or costs for listing our software on their websites other than after a sale is made they will take up to a 25% commission for each sale of our software. There is however a cost or fee to place ads in their catalogues.

We plan to list our interactive digital yearbook software on websites such as Academic Superstore (http://www.academicsuperstore.com)

We will also focus our efforts on beginning our email marketing campaign. Our officers will begin to build a list (database) of contact information including phone numbers, email addresses, mailing addresses etc. for elementary and high schools in North America and begin to contact them to offer our software.

May - August, 2008

We plan to carry on with the email campaign and catalogue advertising and focus our efforts on contacting as many schools as possible to introduce our software. We will commence our initial marketing plan using an e-mail campaign targeted specifically at elementary and high schools in the North American market. There are many websites offering lists of schools in the US and Canada with certain contact information for each school. These online lists are free. One example of these websites is:

(http://www.studycanada.ca/english/index.htm)

We hope to gain a solid customer base as a result of this campaign.

PURCHASE OF SIGNIFICANT EQUIPMENT

We do not expect to purchase any significant equipment over the twelve months.

EMPLOYEES

Currently our only employees are our directors and officers. We do not expect any other material changes in the number of employees over the next 12 months.

LIQUIDITY AND CAPITAL RESOURCES

We have raised $400 from the sale of stock to our officer and directors and $40,050 through a private placement to 36 non-affiliated investors. Our financial statements report a net loss of $22 for the period from June 5, 2007 (date of inception) to August 31, 2007. Our net loss is primarily due to bank charges. On August 31, 2007 we had a working capital of approximately $40,428

In the opinion of our management, funds currently available will not satisfy our working capital requirements up to August 30th, 2008. Estimated funding required during the twelve month period ending August 30th, 2008 is $48,300.  Given our current cash position of $40,428 this leaves us with a shortfall of $7,850.

How long Digital Yearbook, Inc will be able to satisfy its cash requirements depends on how quickly our company can generate revenue and how much revenue can be generated.  We estimate that our current cash balances will be extinguished by May or June 2008, provided we do not have any unanticipated expenses. Although there can be no assurance at present, we plan to be in a position to generate revenues by June 2008.  We must generate at least $7,850 in revenues in order to fund all expenditures under our 12-month budget.

Since June 5th, 2007 (inception) to August 17, 2007 we sold 4,801,000 shares.

We have never had any income from operations. We will require additional funds to implement our plans. These funds may be raised through equity financing, debt financing, or other sources, which may result in the dilution in the equity ownership of our shares. We will also need more funds if the costs of the development of our website costs greater than we have budgeted. We will also require additional financing to sustain our business operations if we are not successful in earning revenues. We currently do not have any arrangements for further financing and we may not be able to obtain financing when required. Our future is dependent upon our ability to obtain financing.

Our continuation is dependent upon us raising additional capital. In this regard we have raised additional capital through the private placements noted above but we will still require additional funds to continue our operations and plans.

The continuation of our business is dependent upon us obtaining further financing, the successful development of our website, a successful marketing and promotion program, attracting and, further in the future, achieving a profitable level of operations. The issuance of additional equity securities by us could result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

There are no assurances that we will be able to obtain further funds required for our continued operations. We will pursue various financing alternatives to meet our immediate and long-term financial requirements. There can be no assurance that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms. If we are not able to obtain the additional financing on a timely basis, we will be unable to conduct our operations as planned, and we will not be able to meet our other obligations as they become due. In such event, we will be forced to scale down or perhaps even cease our operations.

Going Concern Consideration

Our independent auditors included an explanatory paragraph in their report on the accompanying financial statements regarding concerns about our ability to continue as a going concern.  Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

DESCRIPTION OF PROPERTY

We do not lease or own any real property. We currently maintain our corporate office at 2300 W. Sahara Ave. Suite 800, Las Vegas, NV 89102. This space is sufficient until we commence full operations.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than the transactions discussed below, we have not entered into any transaction nor are there any proposed transactions in which any of our directors, executive officers, shareholders or any member of the immediate family of any of the foregoing had or is to have a direct or indirect material interest.

Mr. Ohad David, our President and director, purchased by subscription 2,000,000 shares of our common stock on June 5, 2007 for $0.0001 share or an aggregate of $200.

Ms. Ruth Navon, our Secretary, Treasurer and director, purchased by subscription 2,000,000 shares of our common stock on June 5, 2007 for $0.0001 share or an aggregate of $200.

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

No Public Market for Common Stock

There is presently no public market for our common stock.  We anticipate applying for trading of our common stock on the over-the-counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part.  However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Rule 144

As of August 31, 2007 there are no shares of our common stock which are currently available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act.  In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company’s common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed 1% of the number of shares of the company’s common stock then outstanding which, in our case, would equal 4,801,000, shares as of the date of this prospectus.

Sales under Rule 144 are also subject to manner of sale and notice requirements and to the availability of current public information about the company. Under Rule 144(k), a person who is not one of the company’s affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

Stock Option Grants

As of August 31, 2007, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Holders of Our Common Stock

As of August 31, 2007, we have 36 registered shareholders.

Dividends

Since inception we have not paid any dividends on our common stock.  We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock.  Although we intend to retain our earnings, if any, to finance the expansion and growth of our business, our Board of Directors will have the discretion to declare and pay dividends in the future.

Payment of dividends in the future will depend upon our earnings, capital requirements, and other factors that our Board of Directors may deem relevant.

Securities Authorized for Issuance under Equity Compensation Plans

None.

EXECUTIVE COMPENSATION

We have not paid, nor do we owe, any compensation to our executive officers. We have not paid any compensation to our officers since inception.

We have no employment agreements with any of our executive officers or employees.

SUMMARY COMPENSATION TABLE
		Annual Compensation			Long Term Compensation(1)
					Awards		Pay-outs
Name and Principal Position	Year(4)	Salary	Bonus	Other(1)	Securities Underlying Options/ SARs Granted	Restricted Shares or Restricted Share Units	LTIP Pay-outs	All Other
Ohad David President and director(2)	2007	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Ruth Navon Secretary, Treasurer and director(3)	2007	Nil	Nil	Nil	Nil	Nil	Nil	Nil

(1)  The value of perquisites and other personal benefits, securities and property for the executive officers that do not exceed the lesser of $50,000 or 10% of the total of the annual salary and bonus is not reported herein.

(2)  Ohad David became our President and a director of our company, on June 5, 2007.

(3)  Ruth Navon became our Secretary, Treasurer and a director of our company, on June 5, 2007.

(4)  We were incorporated on June 5, 2007.

Option/SAR Grants

We do not currently have a stock option plan. No individual grants of stock options, whether or not in tandem with stock appreciation rights known as SARs or freestanding SARs have been made to any executive officer or any director since our inception; accordingly, no stock options have been granted or exercised by any of the officers or directors since we were founded.

Long-Term Incentive Plans and Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance. No individual grants or agreements regarding future payouts under non-stock price-based plans have been made to any executive officer or any director or any employee or consultant since our inception; accordingly, no future payouts under non-stock price-based plans or agreements have been granted or entered into or exercised by any of the officers or directors or employees or consultants since we were founded.

Compensation of Directors

There are no arrangements pursuant to which directors are or will be compensated in the future for any services provided as a director.

Employment Contracts, Termination of Employment, Change-in-Control Arrangements

There is currently no employment or other contracts or arrangements with officers or directors. There are no compensation plans or arrangements, including payments to be made by us, with respect to our officers, directors or consultants that would result from the resignation, retirement or any other termination of such directors, officers or consultants from us. There are no arrangements for directors, officers, employees or consultants that would result from a change-in-control.

Director Compensation

We have paid no compensation to our directors for their services as directors and we have no agreements with the directors for their services as directors. The following table sets forth the aggregate compensation paid or accrued by the Company to the Directors from inception until August 31, 2007

	Fees
	Earned or			Non-Equity	Non Qualified
	Paid in	Stock	Option	Incentive Plan	Deferred	All Other
	Cash	Awards	Awards	Compensation	Compensation	Compensation	Total
Name	($)	($)	($)	($)	Earnings	($)	($)
Ohad David	0	0	0	0	0	0	0
President

Ruth Navon	0	0	0	0	0	0	0
Secretary

Index For Financial Statements

MOORE & ASSOCIATES, CHARTERED

           ACCOUNTANTS AND ADVISORS

                   PCAOB REGISTERED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Digital Yearbook Inc

(A Development Stage Company)

We have audited the accompanying balance sheet of Digital Yearbook Inc as of August 31, 2007, and the related statements of operations, stockholders’ equity and cash flows from inception June 5, 2007 through August 31, 2007. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Digital Yearbook Inc as of August 31, 2007 and the results of its operations and its cash flows from inception June 5, 2007 through August 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 3 to the financial statements, the Company has generated no revenue and has net losses for the period from inception to August 31, 2007 of $22 which raise substantial doubt about its ability to continue as a going concern.  Management’s plans concerning these matters are also described in Note 3.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Moore & Associates, Chartered

Moore & Associates Chartered

Las Vegas, Nevada

September 4, 2007

2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146 (702) 253-7499 Fax (702) 253-7501

DIGITAL YEARBOOK INC
 (A Development Stage Company)

BALANCE SHEETS

August 31, 2007

August 31,
2007

ASSETS

Current Assets
Cash and bank accounts	$40,428

Total Assets	$40,428

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities

Total Liabilities	-

Stockholders' Equity (Note 4, 5)

Preferred Stock, authorized
50,000,000 shares, par value
$0.0001.
As of August 31, 2007, we
have not issued any shares of preferred stock
Common Stock, authorized
100,000,000 shares, par value
$0.0001, issued and outstanding on
August 31, 2007; is 4,801,000	480
Paid in Capital	39,970
Deficit Accumulated During the
Development Stage	(22)

Total Stockholders' Equity	40,428

Total Liabilities and Stockholders' Equity	$40,428

The accompanying notes are an integral part of these financial statements.

DIGITAL YEARBOOK INC

(A Development Stage Company)

STATEMENT OF OPERATIONS

June 5,
2007 (Inception)
to August 31,
2007

Revenue	$-

Expenses
General and Administrative	22

Total Expenses	22

Net (Loss)	$(22)

Basic and Diluted
(Loss) per Share	a

Weighted Average
Number of Shares	4,501,609

a = Less than ($0.01) per share

The accompanying notes are an integral part of these financial statements.

DIGITAL YEARBOOK INC

(A Development Stage Company)

STATEMENT OF STOCKHOLDERS' EQUITY

	Common Stock		Paid in	Accumulated	Total
	Shares	Amount	Capital	Deficit	Equity

Inception, June 5, 2007	-	$-	$-	$-	$-

Initial capitalization, sale of
common stock to Directors on
June 5, 2007	4,000,000	400			400

Private placement closed
August 1, 2007	801,000	80	39,970		40,050
Net (Loss)	-	-	-	(22)	(22)

Balance, August 31, 2007	4,801,000	$480	$39,970	$(22)	$40,428

The accompanying notes are an integral part of these financial statements.

DIGITAL YEARBOOK INC

(A Development Stage Company)

STATEMENT OF CASH FLOWS

June 5,
2007 (Inception)
to August 31,
2007
Operating Activities

Net (Loss)	$(22)

Increase in Accounts Payable	-
Decrease in Accounts Payable	-
Decrease in Loans Payable	-

Net Cash (Used) by Operating Activities	(22)

Financing Activities

Proceeds from contributed Capital	-
Proceeds from sale of Common Stock	40,450

Cash Provided by Financing Activities	40,450

Net Increase in Cash	40,428

Cash, Beginning of Period	-

Cash, End of Period	$40,428

Supplemental Information:
Interest Paid	$-
Income Taxes Paid	$-

The accompanying notes are an integral part of these financial statements.

DIGITAL YEARBOOK INC

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

August 31, 2007

NOTE 1.  GENERAL ORGANIZATION AND BUSINESS

The Company was originally incorporated under the laws of the state of Nevada on June 5, 2007. The Company has limited operations and in accordance with SFAS #7, is considered a development stage company, and has had no revenues from operations to date.

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING PRACTICES

The relevant accounting policies and procedures are listed below. The company has adopted a Dec 31 year end.

ACCOUNTING BASIS

The basis is generally accepted accounting principles.

EARNINGS PER SHARE

In February 1997, the FASB issued SFAS No. 128, "Earnings Per Share", which specifies the computation, presentation and disclosure requirements for earnings (loss) per share for entities with publicly held common stock. SFAS No. 128 supersedes the provisions of APB No. 15, and requires the presentation of basic earnings (loss) per share and diluted earnings (loss) per share. The Company has adopted the provisions of SFAS No. 128 effective its inception.

The basic earnings (loss) per share is calculated by dividing the Company's net income available to common shareholders by the weighted average number of common shares during the year. The diluted earnings (loss) per share is calculated by dividing the Company's net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted as of the first of the year for any potentially dilutive debt or equity.

The Company has not issued any options or warrants or similar securities since inception.

DIGITAL YEARBOOK INC

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

August 31, 2007

NOTE 2.  (CONTINUED)

DIVIDENDS

The Company has not yet adopted any policy regarding payment of dividends. No dividends have been paid during the periods shown.

CASH EQUIVALENTS

The Company considers all highly liquid investments with maturity of three months or less when purchased to be cash equivalents.

INCOME TAXES

Income taxes are provided in accordance with Statement of Financial accounting Standards No. 109 (SFAS 109), Accounting for Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry forwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

DIGITAL YEARBOOK INC

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

August 31, 2007

NOTE 3.  GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. The Company has net losses for the period from inception to August 31, 2007 of $22. The Company intends to fund operations through sales and equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital and other cash requirements for the year ended Dec 31, 2008.

The ability of the Company to emerge from the development stage is dependent upon the Company's successful efforts to raise sufficient capital and then attaining profitable operations. In response to these problems, management has planned the following actions:

•

The Company intends to apply for an SB-2 Registration Statement.

•

Management intends to raise additional funds through public or private placement offerings.

•

Management is currently completing development of its proposed website to generate sales. There can be no assurances, however, that management's expectations of future sales will be realized.

These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 4.  STOCKHOLDERS' EQUITY

AUTHORIZED

The Company is authorized to issue 100,000,000 shares of $0.0001 par value common stock and 50,000,000 shares of preferred stock, par value $0.0001 per share. All common stock shares have equal voting rights, are non-assessable and have one vote per share. Voting rights are not cumulative and, therefore, the holders of more than 50% of the common stock could, if they choose to do so, elect all of the directors of the Company.

ISSUED AND OUTSTANDING

On June 5, 2007 (inception), the Company issued 4,000,000 shares of its common stock to its Directors for cash of $400. See Note 5.

On August 1, 2007, the Company closed a private placement for 801,000 common shares at a price of $0.05 per share, or an aggregate of $40,050. The Company accepted subscription from 36 offshore non-affiliated investors.

NOTE 5.  RELATED PARTY TRANSACTIONS

The Company's neither owns nor leases any real or personal property. The Company's Directors provides office space free of charge. The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

On June 5, 2007 (inception), the Company issued 4,000,000 shares of its common stock to its Directors for cash of $400. See Note 4.

DIGITAL YEARBOOK INC

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

August 31, 2007

NOTE 6.  INCOME TAXES

Net deferred tax assets are $nil. Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carry forwards are expected to be available to reduce taxable income. As the achievement of required future taxable income is uncertain, the Company recorded a valuation allowance.

NOTE 8.  NET OPERATING LOSSES

As of August 31, 2007, the Company has a net operating loss carry forward of approximately $22, which will expire 20 years from the date the loss was incurred.

NOTE 9.  OPERATING LEASES AND OTHER COMMITMENTS:

The Company currently has no operating lease commitments or any other commitments.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors, Officers, Employees and Agents

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and by our Articles of Incorporation and Bylaws.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and control persons pursuant to the foregoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue

Other Expenses of Issuance and Distribution

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the registrant; none shall be borne by any selling stockholders.

Name of Expense	Amount
Securities and Exchange Commission registration fee	$1.23
Legal fees and expenses (1)	$5,000
Accounting fees and expenses (1)	$5,000
Miscellaneous (1)	$500

Total (1)	$10,500

(1) Estimated.

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale

Recent Sales of Unregistered Securities

The following sets forth information regarding all sales of our unregistered securities during the past three years. None of the holders of the shares issued below have subsequently transferred or disposed of their shares and the list is also a current listing of the Company's stockholders.

During this year, we have issued unregistered securities to the persons, as described below. None of these transactions involved any underwriters, underwriting discounts or commissions or any public offering, and we believe that each transaction was exempt from the registration requirements of the Securities Act of 1933 by virtue of Section 4(2) thereof, or Regulation D promulgated thereunder. All recipients had adequate access, through their relationships with us, to information about us.

On June 5, 2007, we sold 2,000,000 shares of our common stock to Mr. Ohad David, our President and director, for cash payment to us of $200. We believe this issuance was deemed to be exempt under Regulation D and Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made only to accredited investors, and transfer was restricted by us in accordance with the requirements of the Securities Act of 1933.

On June 5, 2007, we sold 2,000,000 shares of our common stock to Ms. Ruth Navon, our Secretary, Treasurer and director, for cash payment to us of $200. We believe this issuance was deemed to be exempt under Regulation D and Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made only to accredited investors, and transfer was restricted by us in accordance with the requirements of the Securities Act of 1933.

Exhibits and Financial Statement Schedules

(a) Exhibits:

The following exhibits are filed as part of this registration statement:

Exhibit	Description

3.1	Articles of Incorporation of Registrant.

3.2	By-Laws of Registrant.

4.1	Specimen Stock Certificate.

5.1	Opinion of Legal Counsel.

10.2	Sample of Subscription Agreement executed by the Selling Stockholders.

23.1	Consent of Moore & Associates, Chartered

23.2	Consent of Legal Counsel (incorporated in Exhibit 5.1)

Undertakings

The undersigned Registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

	(a)	Include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)

Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

	(c)	Include any additional or changed material information on the plan of distribution.

2.

To, for the purpose of determining liability under the Securities Act, treat each post-effective amendment as a new registration statement relating to the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof.

3.	To remove from registration, by means of a post-effective amendment, any of the securities being registered hereby that remains unsold at the termination of the offering.

4.

For purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

Signatures

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Form SB-2 and has authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Pardes Hana - Karkur, Israel on September 27, 2007.

DIGITAL YEARBOOK, INC.

By:	/s/ Ohad David
Name: Ohad David
Title: President and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

Date: September 27, 2007	/s/ Ohad David
Name: Aaron Bard
Title: President and Director
(Principal Executive and Financial Officer)

Date: September 27, 2007	/s/ Ruth Navon
Name: Ruth Navon
Title: Secretary, Treasurer and Director